UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2017

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2017, the Board of Directors (the “Board”) of Citius Pharmaceuticals, Inc. (the “Company”) appointed Jaime Bartushak as the Chief Financial Officer and Principal Financial Officer of the Company, effective November 27, 2017. Mr. Bartushak previously served as Chief Financial Officer of Leonard-Meron Biosciences, Inc. (“LMB”), a wholly-owned subsidiary of the Company. Mr. Bartushak is an experienced finance professional for early stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience. Mr. Bartushak was one of the founders of LMB in 2014 and was instrumental in its startup as well as in obtaining initial investment capital. Prior to his work at LMB, in 2014 Mr. Bartushak helped lead the sale of PreCision Dermatology, Inc. to Valeant Pharmaceuticals International, Inc.

In connection with Mr. Bartushak’s appointment of Chief Financial Officer, the Company entered into an employment agreement with him on November 27, 2017 (the “Employment Agreement”). In exchange for his services as Chief Financial Officer, Mr. Bartushak will receive an annual salary of $250,000. He will be eligible for an annual bonus of up to forty percent (40%) of his annual salary at the discretion of the Company’s Chief Executive Officer and the Board. Mr. Bartushak will also be entitled to participate in any benefit plans that the Company may from time to time establish and have in effect for all or most of its senior executives.

Under the Employment Agreement, Mr. Bartushak’s employment will be at will and continue until terminated by either party. If the Company terminates Mr. Bartushak’s employment without Cause, as defined in the Employment Agreement, or Mr. Bartushak resigns for Good Reason, as defined in the Employment Agreement, then conditioned upon Mr. Bartushak executing a release following such termination, Mr. Bartushak will (i) continue to receive his annual salary and certain benefits for a period of twelve (12) months following the effective date of the termination of his employment and (ii) receive his eligible annual bonus prorated based on the date of termination. Under the Employment Agreement, the definition of Good Reason includes, among other things, a change in control of the Company.

The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is incorporated by reference herein and filed as Exhibit 10.1 to this Form 8-K. Capitalized terms appearing above and not otherwise defined have the meaning set forth in the Employment Agreement.

Item 7.01.	Regulation FD Disclosure.

On November 29, 2017, Citius Pharmaceuticals, Inc. released a new investor presentation. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated November 27, 2017 between Jaime Bartushak and Citius Pharmaceuticals, Inc.

99.1	Presentation dated November 29, 2017

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: December 1, 2017	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

3